UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2015

AUDIOEYE, INC.

DELAWARE	333-177463	20-2939845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5210 E. Williams Circle, Suite 500

Tucson, Arizona 85711

(Address of principal executive offices)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 9, 2015 (the “Initial Closing Date”), AudioEye, Inc. (the “Company”) entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”) for the issuance and sale of convertible promissory notes in an aggregate principal amount of up to $3,750,000 (the “Notes”) and warrants (the “Warrants”) to purchase up to an aggregate of 37,500,000 shares of common stock of the Company (the “Common Stock”) (the “Transaction”).

Closings

Notes representing up to $2,500,000 in aggregate principal, and Warrants exercisable for up to 25,000,000 shares of Common Stock in the aggregate, may be issued and sold at one or more closings during the 30-day period immediately following the Initial Closing Date. In addition, upon the election of any Investor within the three-year period immediately following the Initial Closing Date, any Investor may purchase an additional Note in the principal amount equal to 50% of the principal amount of the Notes purchased by such Investor at previous closings (the “Option Principal Amount”) and an additional Warrant with an aggregate exercise price equal to such Investor’s Option Principal Amount.

The Notes

The Notes mature three years from the date of issuance (the “Maturity Date”) and, until the Notes are repaid or converted into shares of the Company’s equity securities (“Equity Securities”), accrue payable-in-kind interest at the rate of 10% per annum.

Conversion

If the Company sells Equity Securities in a single transaction or series of related transactions for cash of at least $2,000,000 (excluding the conversion of the Notes and excluding the shares of Common Stock to be issued upon exercise of the Warrants) on or before the Maturity Date (the “Equity Financing”), all of the unpaid principal on the Notes plus accrued interest shall be automatically converted at the closing of the Equity Financing into a number of shares of the same class or series of Equity Securities as are issued and sold by the Company in such Equity Financing (or a class or series of Equity Securities identical in all respects to and ranking pari passu with the class or series of Equity Securities issued and sold in such Equity Financing) as is determined by dividing (i) the principal and accrued and unpaid interest amount of the Notes by (ii) 60% of the price per share at which such Equity Securities are issued and sold in such Equity Financing.

The Notes, if not converted, shall be due and payable in full on the Maturity Date. The Notes contain customary events of default provisions.

Security Agreement

In connection with the issuance of the Notes, on October 9, 2015, the Company entered into a Security Agreement with the Investors (the “Security Agreement”) pursuant to which the Company granted a security interest in all of its assets to the Investors as collateral for the Company’s obligations under the Notes.

The Warrants

The Warrants are exercisable at $0.10 per share and expire 60 months following the date of issuance. The Warrants are subject to anti-dilution protection, subject to certain customary exceptions.

Registration Rights

Under the Purchase Agreement, the Company has agreed to use its reasonable best efforts to prepare and file with the SEC registration statement within 90 days of the Initial Closing Date, covering the resale by the Investors of any Common Stock previously issued to the Investors, and any Common Stock into which the Notes and any convertible promissory notes previously issued to the Investors are convertible and any Common Stock for which the Warrants or any warrants previously issued to the Investors are exercisable.

The foregoing description of the Transaction and summary of the terms of the Purchase Agreement, Security Agreement, Notes, Warrants and related transactions does not purport to be complete and are subject to, and qualified in their entirety by, reference to the complete text of the (i) Purchase Agreement filed as Exhibit 10.1 hereto; (ii) Security Agreement filed as Exhibit 10.2 hereto; (iii) form of Note issued in the Transaction filed as Exhibit 4.1 hereto; and (iv) form of Warrant issued in the Transaction filed as Exhibit 4.2 hereto, each of which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation

The disclosure set forth under Item 1.01 above is hereby incorporated in its entirety under this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

As described more fully in Item 1.01 above, the Company consummated the Transaction. The issuance of securities in the Transaction was exempt from registration pursuant to Section 4(a)(2) of, and Rule 506 under Regulation D promulgated under, the Securities Act of 1933, as amended.

Item 8.01	Other Events

On October 16, 2015, the Company issued a press release with respect to the Transaction.

Item 9.01	Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Promissory Note

4.2	Form of Warrant

10.1	Note and Warrant Purchase Agreement, dated as of October 9, 2015, between AudioEye, Inc., and the other parties named therein

10.2	Security Agreement, dated as of October 9, 2015, between AudioEye, Inc., and the other parties named therein

99.1	Press Release dated October 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2015		AUDIOEYE, INC.

	By:	/s/ Sean Bradley
Sean Bradley, President

INDEX TO EXHIBITS

Exhibits	Description
4.1	Form of Promissory Note
4.2	Form of Warrant
10.1	Note and Warrant Purchase Agreement, dated as of October 9, 2015, between AudioEye, Inc., and the other parties named therein
10.2	Security Agreement, dated as of October 9, 2015, between AudioEye, Inc., and the other parties named therein
99.1	Press Release dated October 16, 2015